UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 29, 2007 (March 28, 2007)

PRO-FAC COOPERATIVE, INC.
(Exact Name of Registrant as Specified in Its Charter)
New York
(State or Other Jurisdiction of Incorporation)

0-20539	16-6036816
(Commission File Number)	(IRS Employer Identification No.)

590 Willow Brook Office Park, Fairport, New York	14450
(Address of Principal Executive Offices)	(Zip Code)

(585) 218-4210
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

     ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.   Entry into a Material Definitive Agreement

     On March 28, 2007, Pro-Fac Cooperative, Inc. (“Pro-Fac”) and Birds Eye Foods, Inc. (“Birds Eye”) agreed that (i) the date through which Pro-Fac may borrow the final installment of $1.0 million available to Pro-Fac under its Credit Agreement with Birds Eye, dated August 19, 2002, is extended to November 20, 2007, and (ii) the $2.0 million final installment termination payment by Birds Eye to Pro-Fac pursuant to the Termination Agreement dated August 19, 2002 between Birds Eye and Pro-Fac will be paid on June 29, 2007.

     The description of the amendments to the Credit Agreement and the Termination Agreement is qualified in its entirety by reference to the Amendment to Agreements attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits.

10.1 Amendment to Agreements, dated March 28, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRO-FAC COOPERATIVE, INC.

March 29, 2007

By:__/s/ Stephen R. Wright____________ Stephen R. Wright, Chief Executive Officer, Chief Financial Officer, General Manager and Secretary (Principal Executive Officer and Principal Financial Officer)